WEALTH MINERALS LTD.

(the “Company”)

Request for Annual and/or Interim Financial Statements

National Instrument 51-102 requires the Company to send annually to the registered holders and beneficial owners of its securities (“Securityholders”) a form to allow Securityholders to request a copy of the Corporation’s annual financial statements and related MD&A, interim financial statements and related MD&A, or both. If you wish to receive such mailings, please complete and return this form to:

Wealth Minerals Ltd.

Suite 1901 – 1177 West Hastings Street

Vancouver, BC V6E 2K3

The undersigned Securityholder hereby elects to receive:

☐

Interim Financial Statements for the first quarter ended February 28, 2007, second quarter ended May 31, 2007 and third quarter ended August 31, 2007 and the related MD&A;

☐

Annual Financial Statements for the fiscal year ended November 30, 2007 and related MD&A; or

☐

BOTH – Interim Financial Statements and MD&A and the Annual Financial Statements and related MD&A.

Please note that a request form will be mailed each year and Securityholders must return such form each year to receive the documents indicated above.

Name:

Address:

Postal Code:

I confirm that I am a registered/beneficial (circle one) shareholder of the Company.

Signature of

Securityholder:

    Date:

CUSIP: 946885